Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36085) pertaining to the IndyMac Bank, F.S.B. 401(k) Plan of IndyMac Bank, F.S.B. of our report dated June 11, 2004, with respect to the financial statements and schedule of the IndyMac Bank, F.S.B. 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2003 and 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
June 28, 2004

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